UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Commission File Number: 000-50502

PREMIER ALLIANCE GROUP, INC
(Exact Name of registrant as Specified in Its Charter)

Delaware	20-0443575
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
4521 Sharon Road
Suite 300
Charlotte, North Carolina 28211
(Address of principal executive offices)

(704) 521-8077
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01                      Changes in Registrant’s Certifying Accountant.

On January 26, 2012, Premier Alliance Group, Inc. (1) retained Cherry Bekaert & Holland LLP (“CB&H”) as its independent accountant responsible for auditing its financial statements for fiscal year 2012 and (2) dismissed Scharf Pera & Co., PLLC (“Scharf Pera”) as its independent accountant responsible for auditing its financial statements, which will be effective at the completion of the 2011 audit and 10K filing.

Scharf Pera’s report on Premier Alliance Group’s financial statements for either of the past two fiscal years, did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

The decision to dismiss Scharf Pera and retain CB&H was proposed by the audit committee and unanimously approved by Premier Alliance Group’s board of directors.

During the two most recent fiscal years and through the date of dismissal, Premier Alliance Group had no disagreements, whether or not resolved, with Scharf Pera on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Scharf Pera’s satisfaction, would have caused Scharf Pera to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S-B.

During Premier Alliance Group’s two most recent fiscal years, Premier Alliance Group did not consult CB&H regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Premier Alliance Group’s financial statements.

Premier Alliance Group provided Scharf Pera with a copy of this report. Attached as Exhibit 16.1 is a copy of a letter from Scharf Pera agreeing with the statements made in this report.

Item 9                                Financial Statements and Exhibits.

Exhibit No.                           Description

16.1	Letter dated January 27, 2012, from Scharf Pera & Co., PLLC to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PREMIER ALLIANCE GROUP, INC.
(Registrant)
DATE: January 27, 2012	By:	/s/ Mark S. Elliott
Mark S. Elliott
CEO / President